UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to Compensation of Joanne C. Crevoiserat
At the meeting of the Compensation and Organization Committee (the “Compensation Committee”) of the Board of Directors of Abercrombie & Fitch Co. (the “Registrant”) held on October 14, 2015, the Compensation Committee approved changes to the compensation of Joanne C. Crevoiserat, the Executive Vice President and Chief Financial Officer of the Registrant, in recognition of the fact that, in addition to her ongoing responsibilities as Executive Vice President and Chief Financial Officer, Ms. Crevoiserat will be assuming full leadership responsibility for store operations and asset protection and sustainability. The Compensation Committee approved an increase in Ms. Crevoiserat’s annual base salary from $715,000 to $800,000, which increase will take effect retroactively as of October 11, 2015. The Compensation Committee also approved an increase in Ms. Crevoiserat’s target annual incentive opportunity under the Abercrombie & Fitch Co. Incentive Compensation Performance Plan (the “Incentive Plan”) from 75% of her annual base salary to 85% of her annual base salary, which increase will become effective for the annual performance period ending January 28, 2017 (“Fiscal 2016”). As with other participants in the Incentive Plan, Ms. Crevoiserat’s maximum annual incentive opportunity is two times the target annual incentive opportunity.
The terms of Ms. Crevoiserat’s Fiscal 2016 long-term equity incentive grants and associated performance criteria will be determined in connection with the Compensation Committee’s approval of annual equity awards, which has typically occurred in late March. As part of the compensation changes approved on October 14, 2015, the Compensation Committee determined that the aggregate grant date fair value of the long-term equity incentives to be granted to Ms. Crevoiserat in Fiscal 2016 will be increased from $1,500,000 to $1,750,000.
As previously reported by the Registrant in the Current Report on Form 8-K, dated July 9, 2015 and filed with the SEC on that same day (the “July 2015 Form 8-K”), on July 7, 2015, Abercrombie & Fitch Management Co., a wholly-owned subsidiary of the Registrant (“A&F Management” and together with the Registrant, the “Company”), executed and entered into agreements (each, a “July 2015 Agreement”) with a number of the Registrant’s executive officers, including Ms. Crevoiserat, which are intended to support the Company’s retention strategy and align the Company’s practices with current practices in the Company’s industry and peer group. In order to align the benefits Ms. Crevoiserat would receive under her agreement with A&F Management with those to be received by the other executive officers of the Registrant, at its October 14, 2015 meeting, the Compensation Committee approved a new agreement with Ms. Crevoiserat (the “October 2015 Agreement”) which includes, in addition to certain provisions of her July 2015 Agreement, provisions extending the base salary and benefit continuation periods which had been included in the July 2015 Agreement from 12 months to 18 months. The terms of the October 2015 Agreement supersede the terms of the July 2015 Agreement in their entirety.
The summary of the October 2015 Agreement which follows is qualified in its entirety by reference to the complete text of: (i) the October 2015 Agreement entered into between A&F Management and Joanne C. Crevoiserat, which is incorporated herein by reference and a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K; and (ii) the employment offer letter between Abercrombie & Fitch and Joanne C. Crevoiserat, together with the related Agreement between Abercrombie & Fitch Management Co. and Joanne C. Crevoiserat, which are incorporated herein by reference and copies of which were filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 3, 2014.
Term. The term of the October 2015 Agreement will be from October 15, 2015 through July 7, 2017, with no evergreen renewal. However, if a change of control (as defined in the October 2015 Agreement)

occurs during the original term, the term of the October 2015 Agreement will extend until the later of the expiration of the original term and the expiration of the one-year period following the date of the change of control.
Benefits. If Ms. Crevoiserat’s employment terminates during the term of the October 2015 Agreement, the Company will pay to her all accrued but unpaid compensation earned by her through the date of her termination.
If Ms. Crevoiserat’s employment is terminated by the Company without “cause” (other than as a result of her death or disability) or by Ms. Crevoiserat for “good reason” (each as defined in the October 2015 Agreement) during the term (other than during the one-year period following a change of control of the Company) and Ms. Crevoiserat executes a release of claims acceptable to the Company: (i) the Company will continue to pay her base salary in bi-weekly installments for 18 months following the termination date; (ii) the Company will pay Ms. Crevoiserat a pro-rated portion of her bonus under the short-term cash bonus plan of the Company in which she is then eligible to participate based on actual performance during the applicable bonus period (as defined in the October 2015 Agreement) and the number of days in such bonus period that elapse prior to the termination date; (iii) the Company will reimburse Ms. Crevoiserat during the 18 months following the termination date for 100% of the monthly premium costs of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), subject to her timely election of such coverage and the additional eligibility requirements set forth in the October 2015 Agreement; (iv) the Company will pay Ms. Crevoiserat the additional cash amounts to which she is entitled under her employment offer letter; and (v) the outstanding equity awards held by Ms. Crevoiserat will vest (if at all) in accordance with the terms of the applicable award agreements and her employment offer letter.
If Ms. Crevoiserat’s employment is terminated by the Company without cause (other than as a result of her death or disability) or by Ms. Crevoiserat for good reason during the one-year period following a change of control of the Company and she executes a release of claims acceptable to the Company: (i) the Company will continue to pay Ms. Crevoiserat’s base salary in bi-weekly installments for 18 months following the termination date; (ii) the Company will pay Ms. Crevoiserat a lump sum payment in an amount equal to her target bonus opportunity under the Company’s short-term cash bonus plan in which she is then eligible to participate; (iii) the Company will reimburse Ms. Crevoiserat during the 18 months following the termination date for 100% of the monthly premium costs of continuation coverage under COBRA, subject to her timely election of such coverage and the additional eligibility requirements set forth in the October 2015 Agreement; and (iv) the outstanding equity awards held by Ms. Crevoiserat will vest (if at all) in accordance with the terms of the applicable award agreements.
The change of control benefits described above will be provided in lieu of the amounts payable under Ms. Crevoiserat’s employment offer letter with respect to a “Change of Control.”
If Ms. Crevoiserat’s employment is terminated by reason of her disability, she will be entitled to receive any benefits available under the Company’s long-term disability plan (if any). If Ms. Crevoiserat’s employment is terminated by the Company for cause, by Ms. Crevoiserat without good reason or by reason of Ms. Crevoiserat’s death or disability, the outstanding equity awards held by her will vest (if at all) in accordance with the terms of the applicable award agreements.

Restrictive Covenants. The October 2015 Agreement imposes various restrictive covenants on Ms. Crevoiserat, including non-competition, non-solicitation, non-disparagement and confidentiality covenants. The non-competition covenant prohibits Ms. Crevoiserat from engaging in certain activities with identified competitors of the Company during her employment and for a period of 12 months after the termination of her employment. The non-solicitation covenant prohibits Ms. Crevoiserat from engaging in certain solicitation activities during her employment and for a period of 24 months after the termination of her employment.

First Amendment to Abercrombie & Fitch Co. Nonqualified Savings & Supplemental Retirement Plan (II)
On October 14, 2015, after reviewing the proposed amendments to the Abercrombie & Fitch Co. Nonqualified Savings & Supplemental Retirement Plan (II) with the Compensation Committee, the designee of the Benefit Plans Committee (the “Benefit Plans Committee”) under the Abercrombie & Fitch Co. Savings and Retirement Plan (the “401(k) Plan”) approved the First Amendment to the Abercrombie & Fitch Co. Nonqualified Savings and Supplemental Retirement Plan (II) (the “First Amendment”) which will take effect as described below.
In order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), effective immediately before January 1, 2009, the Abercrombie & Fitch Co. Nonqualified Savings & Supplemental Retirement Plan was divided into two sub-plans, one of which was named the Abercrombie & Fitch Co. Nonqualified Savings & Supplemental Retirement Plan (I) (“Plan I”) and the other of which was named the Abercrombie & Fitch Co. Nonqualified Savings & Supplemental Retirement Plan (II) (“Plan II”). Plan I contains the terms and conditions of the Abercrombie & Fitch Co. Nonqualified Savings & Supplemental Retirement Plan as in effect on October 3, 2004, as amended effective as of January 1, 2009, in a manner that did not constitute a material modification. Any amounts “deferred” (within the meaning of Section 409A of the Code) in taxable years beginning before January 1, 2005 and any earnings thereon are governed by the terms of Plan I, and it is intended that such amounts and the earnings thereon be exempt from the application of Section 409A of the Code.
Plan II was adopted by the Registrant effective January 1, 2009. The terms of Plan II, which was amended and restated effective as of January 1, 2014, are designed to comply with Section 409A of the Code. Any amounts “deferred” (within the meaning of Section 409A of the Code) in taxable years beginning on or after January 1, 2005 and any earnings thereon are governed by the terms of Plan II, and it is intended that such amounts and the earnings thereon be subject to and comply with the payment restrictions under Section 409A of the Code.
Plan II is administered by the Benefit Plans Committee or the designee of the Benefit Plans Committee. As permitted by Article IX of Plan II, the Benefit Plans Committee (or its designee) may amend Plan II at any time; provided, however, that such amendments, in the aggregate, may not materially increase the benefit costs of Plan II to the Registrant. Pursuant to the authority granted under Article IX of Plan II, the designee of the Benefit Plans Committee approved the First Amendment.
The Registrant maintains Plan II for employees of the Registrant’s affiliated group, with participants generally at management levels and above, including the Registrant’s executive officers. Plan II allows a participant to defer up to 75% of the participant’s base salary (as defined in Plan II) each calendar year. Prior to January 1, 2014, a participant could defer up to 100% of the participant’s incentive compensation (as defined in Plan II) for any calendar year. Effective as of January 1, 2014, as formally reflected in the First

Amendment, a participant can only defer up to 75% of the participant’s incentive compensation for any calendar year.
The Registrant will match the first 3% that the participant defers on a dollar-for-dollar basis. In addition, for eligible employees who most recently began participation in Plan II prior to January 1, 2014, if the participant had elected to defer at least 3% of base salary to Plan II, the Registrant will make an additional matching contribution equal to 3% of the amount by which the participant’s base salary and incentive compensation (after reduction by the participant’s deferral) exceed the annual maximum compensation limits imposed on the 401(k) Plan. The additional matching contribution is not available for employees who most recently commenced participation in Plan II on or after January 1, 2014.
Plan II allows for a variable earnings rate on participant account balances as determined by the Benefit Plans Committee. The earnings rate for all account balances was fixed at 4% per annum for the fiscal year ending January 30, 2016. Participants are 100% vested in their deferred contributions, and earnings on those contributions, at all times. Participants who most recently began participation in Plan II prior to January 1, 2014 become vested in Registrant bi-weekly matching contributions and earnings on those matching contributions ratably over a five-year period from date of hire. Participants who most recently began participation in Plan II on or after January 1, 2014 become vested in Registrant bi-weekly matching contributions and earnings on those matching contributions after five years of service (i.e., there is a five-year cliff vesting period).
Currently, the Registrant also makes retirement contributions to Plan II for participants who most recently began participation prior to January 1, 2014, in an amount equal to (a) the retirement contribution the participant would have received under the 401(k) Plan based on the participant’s gross compensation for purposes of the 401(k) Plan (before reduction for base salary and incentive compensation deferrals under Plan II), reduced by (b) the participant’s actual retirement contribution under the 401(k) Plan for any calendar year. There is a one-year wait period following commencement of employment before these Registrant retirement contributions begin, with the first retirement contribution then made by the Registrant at the end of the second year of employment. Participants become vested in Registrant retirement contributions and earnings on those retirement contributions ratably over a five-year period. The retirement contribution was eliminated effective January 1, 2014 for employees who most recently commenced participation in Plan II on or after January 1, 2014 and is eliminated effective January 1, 2016, pursuant to the First Amendment, for employees who most recently commenced participation prior to January 1, 2014.
Payouts under Plan II are based on the participant’s election at the time of deferral and may be made in a single lump sum or in annual installments over a five-year period or a ten-year period. If there is no distribution election on file, the payment will be made in ten annual installments. Regardless of the election on file, if the participant terminates before retirement, dies or becomes disabled, the benefit will be paid in a single lump sum. However, if the participant dies while receiving annual installments, the beneficiary will continue to receive the remaining installment payments. The Benefit Plans Committee may permit withdrawals due to an unforeseeable emergency from a participant’s account under Plan II in accordance with defined guidelines including the IRS definition of an unforeseeable emergency.
Participants’ rights to receive their account balances from the Registrant are not secured or guaranteed. However, during the third quarter of Fiscal 2006, the Registrant established an irrevocable rabbi trust, the purpose of which is to be a source of funds to match respective funding obligations to participants in Plan I, participants in Plan II and the Supplemental Executive Retirement Plan for the Registrant’s former Chief Executive Officer Michael S. Jeffries.

In the event of a change in control of the Registrant, the Registrant’s Board of Directors has the authority to terminate Plan II and accelerate the payment of the aggregate balance of each participant’s account.
The foregoing summary of the material terms of Plan II, as amended by the First Amendment, is qualified in its entirety by reference to the actual terms of Abercrombie & Fitch Co. Nonqualified Savings and Supplemental Retirement Plan (II), as amended and restated effective as of January 1, 2014, and the First Amendment to the Abercrombie & Fitch Co. Nonqualified Savings and Supplemental Retirement Plan (II), as approved on October 14, 2015, which are included with this Current Report on Form 8‑K as Exhibit 10.3 and Exhibit 10.4, respectively.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1
Letter, dated April 3, 2014, from Abercrombie & Fitch to Joanne C. Crevoiserat setting forth terms of employment as Executive Vice President-Finance and Chief Financial Officer, and accepted by Joanne C. Crevoiserat on April 8, 2014, together with the related Agreement, made and entered into April 27, 2014, executed by Joanne C. Crevoiserat on April 8, 2014 and by Abercrombie & Fitch Management Co. on April 27, 2014 (Incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of Abercrombie & Fitch Co. for the quarterly period ended May 3, 2014).

10.2	Agreement entered into between Abercrombie & Fitch Management Co. and Joanne C. Crevoiserat as of October 15, 2015, the execution date by Abercrombie & Fitch Management Co.*

10.3	Abercrombie & Fitch Co. Nonqualified Savings and Supplemental Retirement Plan (II), as amended and restated effective as of January 1, 2014.*

10.4	First Amendment to the Abercrombie & Fitch Co. Nonqualified Savings and Supplemental Retirement Plan (II), as approved on October 14, 2015.*

*    Filed herewith.

[Remainder of page intentionally left blank; signature page follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: October 19, 2015	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1
Letter, dated April 3, 2014, from Abercrombie & Fitch to Joanne C. Crevoiserat setting forth terms of employment as Executive Vice President-Finance and Chief Financial Officer, and accepted by Joanne C. Crevoiserat on April 8, 2014, together with the related Agreement, made and entered into April 27, 2014, executed by Joanne C. Crevoiserat on April 8, 2014 and by Abercrombie & Fitch Management Co. on April 27, 2014 (Incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of Abercrombie & Fitch Co. for the quarterly period ended May 3, 2014).

10.2	Agreement entered into between Abercrombie & Fitch Management Co. and Joanne C. Crevoiserat as of October 15, 2015, the execution date by Abercrombie & Fitch Management Co.*

10.3	Abercrombie & Fitch Co. Nonqualified Savings and Supplemental Retirement Plan (II), as amended and restated effective as of January 1, 2014.*

10.4	First Amendment to the Abercrombie & Fitch Co. Nonqualified Savings and Supplemental Retirement Plan (II), as approved on October 14, 2015.*

*    Filed herewith.